UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

.	Preliminary Information Statement
.	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
X .	Definitive Information Statement

AMERICAN EAGLE GROUP, INC.

(Name of Registrant as Specified In its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMERICAN EAGLE GROUP, INC.

9160 South 300 West, Suite 101

Sandy, Utah 84070

801-706-9429

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.01 per share, of record at the close of business on October 25, 2012 (collectively, the “Shareholders”) of American Eagle Group, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being provided to the Shareholders on or about October 25, 2012.

The corporate actions involve two (2) proposals (the “Proposals”) providing for the following:

1)

To approve the adoption of amended and restated certificate of incorporation to reflect the new direction of the Company, including changing the name of the Company to Pacific Ventures Group, Inc., increasing the authorized capital from 26,000,000 shares, par value $0.01 per share to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, and removing items which are no longer required due to the change in the Company’s business including the non-voting common stock, definition section and certain anti-takeover provisions such as a staggered board of directors and supermajority approval requirements.

2)

To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifty (50) existing shares of common stock outstanding.  Fractional shares will be rounded up.  No shareholder who currently has 100 or more shares will be reduced below 100 shares.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 17,047,098 SHARES OF VOTING STOCK OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 25, 2012 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS, INCLUDING A PRINCIPAL SHAREHOLDER WHO HOLDS SHARES WITH VOTES WHICH REPRESENT IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S TOTAL VOTING INTEREST ENTITLED TO VOTE ON THE PROPOSALS.  THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kip Eardley

Kip Eardley, President

Salt Lake City, Utah

October 25, 2012

AMERICAN EAGLE GROUP, INC.

9160 South 300 West, Suite 101

Sandy, Utah 84070

801-706-9429

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of American Eagle Group, Inc., a Delaware corporation (the “Company”), and is expected to be mailed on or about October 25, 2012 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on October 25, 2012 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on October 25, 2012 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of principal shareholders.  Specifically, holders of our voting stock entitled to cast 77% of the votes on all matters submitted to the shareholders for approval has consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before November 14, 2012, consisting of:

1)

To approve the adoption of amended and restated certificate of incorporation to reflect the new direction of the Company, including changing the name of the Company to Pacific Ventures Group, Inc., increasing the authorized capital from 26,000,000 shares, par value $0.01 per share to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, and removing items which are no longer required due to the change in the Company’s business including the non-voting common stock, definition section and certain anti-takeover provisions such as a staggered board of directors and supermajority approval requirements.

2)

A recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 7,047,098 to approximately 140,942 through a reverse split of the issued and outstanding common stock on a one (1) for fifty (50) basis (the “Proposal”).

Accordingly, all actions described in the Proposal are expected to be taken on or before November 14, 2012.

Who Is Entitled to Notice?

All holders of shares of Common and Preferred Stock of record on the close of business on the Record Date will be entitled to notice of the Proposals.  Under Delaware corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because principal shareholders are entitled to cast a number of votes equal to 77% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required to approve the Proposals.

What Corporate Matters Has the Principal Shareholders Voted on and How Did They Vote?

Shareholders holding 77% of the total voting capital stock of the Company have consented in writing to the following Proposals:

•

For the adoption of amended and restated certificate of incorporation to reflect the new direction of the Company, including changing the name of the Company to Pacific Ventures Group, Inc., increasing the authorized capital from 26,000,000 shares, par value $0.01 per share to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, and removing items which are no longer required due to the change in the Company’s business including the non-voting common stock, definition section and certain anti-takeover provisions such as a staggered board of directors and supermajority approval requirements. (See page 9 herein);

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifty (50) existing shares of common stock outstanding.  Fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (See page 11 herein);

What Was the Recommendation of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of amended and restated certificate of incorporation to reflect the new direction of the Company, including changing the name of the Company to Pacific Ventures Group, Inc., increasing the authorized capital from 26,000,000 shares, par value $0.01 per share to 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, and removing items which are no longer required due to the change in the Company’s business including the non-voting common stock, definition section and certain anti-takeover provisions such as a staggered board of directors and supermajority approval requirements. (See page 9 herein);

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifty (50) existing shares of common stock outstanding.  Fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (See page 11 herein);

What Vote Was Required to Approve the Proposals?

Each share of Common Stock is entitled to one (1) vote and each share of Preferred Stock is entitled to ten (10) votes.  As of the Record Date, we had 7,047,098 shares of Common Stock and 1,000,000 shares of Preferred Stock issued and outstanding.  As such a total of 17,047,098 votes can be cast on the Proposals, composed on 7,047,098 shares of Common Stock and by votes 10,000,000 Preferred Stock are outstanding. Therefore, a majority, and in some instances a supermajority, of the 17,047,098 total voting shares of the Company voting in favor of the action is required to pass the shareholder resolution for this action.

Amended and Restated Certificate of Incorporation.  For the Proposal to adopt amended and restated certificate of incorporation to reflect the new direction of the Company and remove items which are no longer required due to the change in the Company’s business a vote of a majority and in some instances a supermajority of the voting capital stock was required for approval of the Proposal.  As a result, the written consent to approve this Proposal by principal shareholders (which vote is equal to 77% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Reverse Stock Split.  For the Proposal to adopt a reverse stock split of the issued and outstanding shares, a vote of a majority of the voting capital stock was required for approval of the Proposal.  As a result, the written consent to approve this Proposal by principal shareholders (which vote is equal to 77% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

What will the outstanding stock structure be following the approval of the Proposals?

Once the reverse split and the amended certificate of incorporation is completed, the Company will have the following capital structure:

	Prior to Corporate Action			After Effectiveness of Corporate Action
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	21,000,000	7,047,098	13,952,902	100,000,000	140,942	99,859,058
Preferred Stock	5,000,000	1,000,000	4,000,000	10,000,000	1,000,000	9,000,000

Does the Board of Directors have plans to issue the additional shares of Common Stock that will be available after the effective date of the corporate action?

No.  The board of directors does not have any plans to issue the additional shares of common stock that will be available following the corporate action.  Currently, we can issue an additional 13,952,902 shares of Common Stock and following the corporate action we will be able to issue an additional 99,859,058 shares of common stock.  Additionally, we will be able to issue 9,000,000 shares of preferred stock as opposed to the current ability to issue 4,000,000 new shares of preferred stock.   Although there are no plans to issue additional shares, our board of directors will have the authority, without shareholder, approval to issue the additional shares.  The issuance of additional shares would be dilutive to current shareholders.

Will Shareholders Receive Dissenters’ Rights?

Under Delaware law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposals set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDERS

Shareholders who hold shares of Common Stock and Preferred Stock have consented in writing to the Proposal.  The number of shares of capital stock within their voting control as of the Record Date is listed below.  The following principal shareholders hold 77% of the shares of voting capital stock and accordingly, have sufficient shares to approve the Proposal:

Name and Address	Title of Capital Stock	Number of Voting Shares Entitled to Vote	Percentage of Total Voting Capital Stock(1)

Capital Builders, Inc. (1) P.O. Box 901658 Sandy, Utah 84090	Preferred	10,000,000	59%

M. Philip Guthrie 5430 LBJ Freeway, Suite 480 Dallas, TX 75240	Common	3,143,437	18.4%

Total		13,143,437	77%

——————

(1)

Applicable percentage of total voting stock is based on 7,047,098 shares of Common Stock and 1,000,000 shares of preferred stock issued and outstanding on October 25, 2012. Kip Eardley is the sole shareholder, officer and director of Capital Builders, Inc. which owns 1,000,000 shares of Series E Preferred stock with such shares having a 10-to-1 voting preference where every one share of preferred stock is equivalent in votes to ten shares of common stock.  As such, Capital Builders would have 59% of the voting control of the issued and outstanding stock when the 10,000,000 shares of voting are added to the existing 7,047,098 shares of issued and outstanding common stock.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of October 25, 2012, with respect to the beneficial ownership of the Company’s capital stock by the director of the Company and each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares.  At October 25, 2012, there were 7,047,098 shares of common stock and 1,000,000 shares of Preferred Stock outstanding.  For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities.  Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof.  The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Number of Shares Owned	Percent of Class
	Principal Stockholders
Common	M. Philip Guthrie 5430 LBJ Freeway, Suite 480 Dallas, TX 75240	3,143,437	44.6%
Preferred	Capital Builders, Inc. (1) P.O. Box 901658 Sandy, Utah 84090	1,000,000	100%
Common	Capital Builders, Inc. (1) P.O. Box 901658 Sandy, Utah 84090	10,000,000	59%
	Director(s) and Officers:
Preferred Common	Kip Eardley(1)	1,000,000 10,000,000	100% 59%
Preferred Common	All Officers and Director as a Group (one person)	1,000,000 10,000,000	100% 59%

_________________

(1)

 Kip Eardley is the sole shareholder, officer and director of Capital Builders, Inc. which owns 1,000,000 shares of Series E Preferred stock with such shares having a 10-to-1 voting preference where every one share of preferred stock is equivalent in votes to ten shares of common stock.  As such, Capital Builders would have 59% of the voting control of the issued and outstanding stock when the 10,000,000 shares of voting are added to the existing 7,047,098 shares of issued and outstanding common stock.  Mr. Eardley owns no shares of common stock.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

General

American Eagle's restated certificate of incorporation authorizes American Eagle to issue 26,000,000 shares of capital stock, par value $0.01 per share with 20,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of non-voting common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock.  Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock/Non-Voting Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any person to the board of directors.  American Eagle’s bylaws provide that a majority of the issued and outstanding shares of American Eagle constitutes a quorum for stockholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Stockholders of American Eagle have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of American Eagle, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  American Eagle seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The non-voting common stock has the same features as regular common stock except it has no voting rights and any stock dividends will be paid for with additional shares of non-voting common stock.  There are no shares of non-voting Common Stock issued and outstanding.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.   The only shares of Preferred Stock issued and outstanding are the E Series Preferred Stock.

E Series Preferred Stock

In October 2006, the board of directors of American Eagle authorized the issuance of a Series of Preferred Stock (the “E Series Preferred Stock”).  The E Series Preferred Stock authorized up to 1,000,000 shares to be issued under the series.  All shares of the E Series Preferred Stock have been issued.  Under the rights, preferences and privileges of the E Series Preferred Stock, each Series E Share has voting rights equal to 10 shares of common stock, is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights.  Accordingly, for every share of E Series Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.  As such, the holders of the E Series Preferred Stock of American Eagle have the equivalent of voting capability of 10,000,000 shares of common stock.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any of our affiliates during the year ended December 31, 2011, nor have there been any purchases through September 30, 2012.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future.  The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock

Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Transfer Agent and Registrar

American Eagle’s transfer agent is Action Stock Transfer, 2469 East Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Telephone (801) 274-1088 and Facsimile (801) 274-1099.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL 1

AMENDMENT TO THE CERTIFICATE OF INCOPORATION

We currently have authorized twenty one million (21,000,000) shares of common stock, par value $0.01 per share, one million (1,000,000) of which are non-voting common shares and five million (5,000,000) shares of preferred stock, par value $0.01 per share. Pursuant to the Amendment, we will authorize one hundred million (100,000,000) shares of common stock, par value $0.001 per share and ten million (10,000,000) shares of preferred stock, par value $0.001 per share.  We will also change the name of the Company to Pacific Ventures Group, Inc. to help remove any confusion with our past operations focused on insurance.  As part of the Amendment, we will remove provisions related to our prior operations including having certain classes of non-voting common stock, certain preferred stock designations, none of which is outstanding at this time and would not be needed given the Company’s current direction and definition section and certain anti-takeover provisions such as a staggered board of directors and supermajority approval requirements.

Purpose and Effect of Amendment

Increase in Authorized Shares

As a result of the amendment to the certificate of incorporation, we will have one hundred million (100,000,000) shares of common stock authorized instead of the current twenty one million (21,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock as opposed to five million (5,000,000) shares available in the event the Board of Directors determines that it is necessary or appropriate to issue additional shares of common stock or preferred stock for, among other items, raising additional capital through the sale of equity securities, acquiring another company or its assets, establishing strategic relationships with corporate partners and providing equity incentives to employees and officers or for other valid corporate purposes. Our Board of Directors believe the authorization of additional shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock without the expense and delay of a special stockholders’ meeting.

The authorization of additional shares of common and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue the additional shares of common and preferred stock without requiring future stockholder approval of such issuances, except as may be required by our certificate of incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common and preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock and any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common and preferred stock.

While the Amendment may result in additional shares of common and preferred stock being issued, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interest. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the authorization of preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

At this time, the Company does not have specific plans to issue any additional shares of common or preferred stock.  Although the Company has no current plans to issue the shares of common and preferred stock, the Board of Directors will have the right to issue the shares of common and preferred stock without shareholder approval and is seeking to add the additional shares of common stock to provide flexibility in potential future financing or acquisitions.

Name Change

As part of the amendment, we will also change the name of the Company to Pacific Ventures Group, Inc. in an effort to better reflect the new direction of the Company and avoid confusion with our prior insurance operations.  The Board of Directors believes the name change will be beneficial in helping to set a new tone for the Company’s operations and provide a break from our past insurance operations which have been closed for some time.  We will also remove some provisions of our Articles that were applicable to past financing transactions which are no longer in place including removing non-voting common stock which are no longer outstanding. We will also remove provisions related to the prior insurance operations which would no longer be applicable.  The Board of Directors believes these actions are appropriate to make the Company more appealing to potential business partners, provide for easier financing and provide a more traditional corporate format than the prior articles which were focused on our insurance operations.

Removal of Definitions

Currently, the certificate of incorporation contains a definition section which management believes is limiting and aimed at the prior operations.  Management believes a simpler certificate of incorporation that relies on the definitions provided by the Delaware statutes and all of the related interpretations of the Delaware law are a preferable organization structure than the limiting nature of these definitions set forth in the certificate of incorporation.  As a result of the removal of the definitions, it will be less burdensome to amend the certificate of incorporation and eliminate certain clauses which would be directed at anti-takeover provisions.  Additionally, as a result of the removal of the definition of “related person,” it will be easier for one shareholder to effect corporate actions.  Currently, the certificate contains a definition of “related person” as “(i) any person, or any group of two or more persons that act together or have agreed to act together, that together with its or their Affiliates or Associates, Beneficially Owns, directly or indirectly, in the aggregate, ten percent (10%) or More of the combined voting power of the then Outstanding shares of Voting Stock, and any Affiliate or Associate of any such person; (2) an Affiliate of the Corporation that at any time within two years prior thereto Beneficially Owned, directly or indirectly, ten percent (.10%) or more of the combined voting power of the outstanding shares of Voting Stock; or (3) an assignee of or successor to any shares of capital stock of the Corporation that were at any time within two years prior thereto Beneficially Owned by any Related Person, if such assignment or succession shall have occurred other than pursuant to a "public offering" within the meaning of the Securities Act of 1933, as amended; provided, however, that the term "Related Person" shall not include (i) the Corporation, any Subsidiary, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any person organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan, nor shall such term encompass shares of Voting Stock held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise) and (ii) Mason Best Corripany, L.P. ("Mason Best"), Nelson Hurst Overseas Holdings, Ltd. ("Nelson Hurst"), or any Affiliate or Associate of Mason Best or Nelson Hurst designated in writing by Mason Best or Nelson Hurst, as the case may be, as a person who is not a Related Person, nor shall such term encompass shares of Voting Stock held by them.”  Management believes this definition of “Related Person” will limit the ability to move forward and focuses on prior business aspects.  The removal of this section will allow current shareholders and management to engage in corporate action easier since the definition limits certain corporate action unless a supermajority of shares vote for the corporate action.

Removal of staggered Voting for Directors and Supermajority Requirements

Currently the certificate of incorporation provides for dividing the directors into three classes with one third elected at each annual meeting.   The certificate provides “The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected. Members of each class shall hold office until their successors are elected and qualified.”  Management believes these provisions limit the ability of shareholders to elect directors and are anti-takeover provisions which are unnecessary given the Company’s current direction.  Additionally, the certificate provides for a supermajority requirement to remove directors by stating “any director may be removed from office only for cause and only by the affirmative vote of the holders of 662/3% or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.”

The certificate also provides for “supermajority” voting requirements and other matters including business combinations which management believe limits the Company’s ability to pursue opportunities that could create stockholder value.  Management feels these provisions reflect the prior boards anti-takeover views which management feels are no longer in the Company’s or its stockholders’ best interest.  The current provision provides under “Article XII” that “[I]n addition to any affirmative vote required by law, and except as otherwise expressly provided in Paragraph B of this Article XII, a Business Combination shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.”  Additionally, Article XIV limits stockholder ability to amend the certificate of incorporation without supermajority vote by stating  “alteration, amendment, repeal or rescission (a "Change") of any provision of this Restated Certificate of Incorporation must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, V, VIII, IX, X, XI, XII or XIII hereof or to this Article XIV, such Change must also be approved by the affirmative vote of the holders of at least 662/3% of the combined voting power of the then-outstanding shares of Voting Stock.” Management and current director feel these provisions are unnecessary and limit stockholder power to change directors, effect transactions to add value to the Company and limit stockholder control.  As such, the amended certificate of incorporation removes all supermajority requirements

Manner of Effecting Amendment

The Amendment and Restatement to the Certificate of Incorporation will be affected by the filing of the Amendment with the Secretary of State of the State of Delaware. The Amendment will become effective on or about November 14, 2012, which is about 20 days after this Information Statement will be first mailed to our stockholders. We anticipate that the Amendment will be filed on or about October 25, 2012, with the effective date of November 14, 2012.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the amendment to increase our authorized shares of common stock.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to amend the certificate of incorporation. The principal shareholders that consented in writing to this Proposal hold 77% of the total issued and outstanding shares of voting stock, and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

PROPOSAL 2

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Board of Directors has recommended the outstanding shares of common stock be reversed or consolidated on a one (1) new share of common stock for every fifty (50) existing shares of common stock outstanding.  Accordingly, following the effectiveness of the reverse split, shareholders will have one (1) share of common stock for every fifty (50) shares currently held.  The shares will be reduced proportionately so the percentage of ownership will not change.  All fractional shares will be rounded to up to the nearest whole share.  All shareholders who currently own more than 100 shares will not be reduced below 100 shares.

Purpose

Currently, the Company has no business with its prior operations having closed down.  Management is currently looking for other business opportunities but has not been able to locate any business opportunities as of this time.  Management feels that the current capital structure may make it difficult to attract a new business or financing opportunity with the large number of shares of common stock outstanding.  Accordingly, management believes, the reduction in outstanding shares may make it easier to attract new business opportunities.  There is no assurance that a reduction in outstanding shares will help attract new business opportunities.

Effect

After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.   Currently, we have no options, warrants or rights to receive shares of common stock outstanding.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest and those shareholders that will be rounded up to 100 shares).  Shareholders that will be rounded up to one hundred shares will receive a percentage increase as opposed to larger shareholders but management felt this was appropriate given the difficulty for odd lot shareholders (those shareholders holding less than 100 shares) being able to resell their shares.  The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.

The Company cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split.  Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, most likely due to our lack of profitability or business.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Action Stock Transfer, 2469 East Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Telephone (801) 274-1088 and Facsimile (801) 274-1099, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a 1 for 50 basis, rounded up to the nearest whole share.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.  The reverse split will be recorded at the transfer agent.  No action is required by the shareholders.  In the event that you would like a new share certificate reflecting the new number of post-split shares  you can request one at the transfer agent by sending in your certificate along with a check in the amount of $35 per certificate to be issued, payable to Action Stock Transfer.  To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company.  The principal shareholders that consented in writing to this Proposal hold 77% of the total issued and outstanding shares of voting stock and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information on the Company which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement and annual and quarterly report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at 9160 South 300 West, Suite 101, Sandy, Utah 84070; or by calling the Company at (801) 706-9429 and requesting a copy of the Information Statement.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Kip Eardley
Name: Kip Eardley
Title: President

Salt Lake City, Utah

October 25, 2012